SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                           --------------------------



Date of Report (Date of
earliest event reported): March 31, 1998
                          --------------


                            INMARK ENTERPRISES, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



      Delaware                                        06-1340408
  ------------------------                           ---------------
 (State or other jurisdic-                          (I.R.S. Employer
  tion of incorporation or                         Identification No.)
  organization)



                                   0-20394
                             ----------------------
                            (Commission File Number)


  One Plaza Road, Greenvale, New York                     11548
  --------------------------------------                 --------
 (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code (516) 625-3500
                                                   --------------

Item 2.           Acquisition or Disposition of Assets

                  On March 31, 1998, Optimum Group, Inc., formerly known as OG Acquisition Corp. (the "Purchaser"), an indirect, wholly owned subsidiary of the Registrant, completed the acquisition (the "Acquisition") of the assets of OG Holding Corporation, formerly known as Optimum Group, Inc. (the "Seller"). The Acquisition was consummated pursuant to the terms of that certain Asset Purchase Agreement, dated as of December 8, 1997, by and among the Seller, James H. Ferguson, Michael J. Halloran, Christina M. Heile, David E. Huddleston, Thomas
E. Lachenman, Roderick E. Taylor, Thomas L. Wessling, the Purchaser and the Registrant (the "Purchase Agreement"), as amended by Amendment No. 1, dated as of March 31, 1998 ("Amendment No. 1"). The Purchase Agreement and Amendment No. 1 are included as Exhibits 2.1 and 2.2, respectively, and are incorporated by reference.

                  Upon consummation of the Acquisition, the Purchaser purchased from the Seller all of the properties, assets and rights comprising or used in the business of providing sales promotion and marketing services conducted by the Seller and all other business conducted by the Seller at any time since January 1, 1994. The purchased assets include cash and cash equivalents, assigned contracts, intellectual property, name and goodwill, records, insurance policies, tangible personal property and fixtures, safe deposit boxes and off-site storage facilities, and inventories and supplies. (A detailed list of assets purchased by the Purchaser is included in Section 2.1 of the Purchase Agreement.) The Purchaser plans to use the assets purchased from the Seller, including equipment and other physical property, in substantially the same manner as used by the Seller.

                  Following the consummation of the Acquisition, all of the employees of the Seller became employees of the Purchaser and certain officers and shareholders of the Seller became directors of the Purchaser, the Registrant and Inmark Services, Inc. ("Services"), a direct, wholly owned subsidiary of the Registrant and the corporate parent of the Purchaser.

                  The purchase price for the Acquisition (the "Purchase Price") was negotiated at arms length by the parties to the Purchase Agreement. The Purchase Price consisted of (i) approximately $8,700,000 in cash, (ii) a subordinated note of the Registrant in the principal amount of $2.5 million (the "Subordinated Note"), (iii) 565,385 shares of newly and validly issued, fully paid and nonassessable common stock of the Registrant, par value $.001 per share (the "Inmark Shares"), and (iv) the payment or assumption by the Purchaser of approximately $2.0 million of the Seller's liabilities and debt. The Subordinated Note and the Inmark Shares are being held in escrow in accordance with the terms and provisions of the Escrow
Agreement attached as Exhibit 2.3.

                  Simultaneously with the closing of the Acquisition, the Registrant, Services and the Purchaser entered into a loan agreement with PNC Bank, National Association (the "Bank") pursuant to which the Bank provided the Parent with a $5 million five-year term loan (the "Term Loan") and a $5 million revolving loan credit facility (the "Revolving Credit Facility"). The cash portion of the Purchase Price was financed with a combination of the proceeds of the Term Loan, a $2 million draw on the Revolving Credit Facility and existing working capital of the Registrant.

                  During the years ended December 31, 1997, December 31, 1996 and December 31, 1995, Procter & Gamble accounted for 31.1%, 23.1% and 19.0% of the Seller's revenue, respectively. On a pro forma basis, giving effect to the Acquisition, for the years ended December 31, 1997, December 31, 1996 and December 31, 1995, the revenues from Procter & Gamble would have accounted for 9.6%, 8.9% and 7.4%, respectively, of the revenues of the Registrant on a consolidated basis.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits


                  (a) Financial Statements of Business Acquired.

                  Financial Statements for the Optimum business of the Seller for the years ended December 31, 1997 and 1996 are filed as part of this report. Financial Statements of the Registrant for the fiscal year ended March 31, 1998 will be filed as part of the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1998.

                               OPTIMUM GROUP, INC.

                              Financial Statements

                           December 31, 1997 and 1996

                    With Independent Auditors' Report Thereon

                          Independent Auditors' Report





The Shareholders
Optimum Group, Inc.:

We have audited the accompanying balance sheets of Optimum Group, Inc. as of December 31, 1997 and 1996, and the related statements of earnings, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Optimum Group, Inc. as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-period ended December 31, 1997 in conformity with generally accepted accounting principles.





January 12, 1998



                               OPTIMUM GROUP, INC.

                                 Balance Sheets

                           December 31, 1997 and 1996

                                                                      1997            1996
                                                                   -------------   -------------
                                 Assets (note 4)

Current assets:
     Cash and cash equivalents                                  $       857,011       1,552,433
                                                                   -------------   -------------
     Accounts receivable:
        Trade                                                         1,893,344       1,588,167
        Other                                                             1,210          12,502
                                                                   -------------   -------------
                                                                      1,894,554       1,600,669
                                                                   -------------   -------------
                                                                   -------------   -------------
Costs and estimated earnings in excess of billings
     on uncompleted contracts                                            52,370         794,011
                                                                   -------------   -------------
               Total current assets                                   2,803,935       3,947,113
                                                                   -------------   -------------

Property and equipment:
     Leasehold improvements                                             284,316         264,596
     Furniture and fixtures                                             191,791         191,791
     Equipment                                                        1,625,153       1,388,725
                                                                   -------------   -------------
                                                                      2,101,260       1,845,112
     Less accumulated depreciation                                    1,513,503       1,350,587
                                                                   -------------   -------------
               Net property and equipment                               587,757         494,525
                                                                   -------------   -------------

Other assets                                                              9,648          10,093
                                                                   =============   =============
               Total assets                                     $     3,401,340       4,451,731
                                                                   =============   =============


                                                                       1997             1996
                                                                 ---------------   --------------
                     Liabilities and Shareholders' Equity

Current liabilities:
     Accounts payable                                         $        880,413          655,066
     Accrued expenses                                                  191,838          300,413
     Billings in excess of costs and estimated earnings
        on uncompleted contracts                                       142,340          245,870
     Current portion of long-term debt (note 4)                        296,946          275,721
                                                                 ---------------   --------------
               Total current liabilities                             1,511,537        1,477,070
                                                                 ---------------   --------------
Long-term debt, net of current portion (note 4)                        887,039        1,168,476
                                                                 ---------------   --------------
               Total liabilities                                     2,398,576        2,645,546
                                                                 ---------------   --------------
Shareholders' equity (note 5):
     Common stock, without par value, 100,000 authorized
        shares; 55,600 outstanding                                     274,539          274,539
     Additional paid-in capital                                        624,834             -
     Retained earnings                                               1,875,089        2,678,510
     Treasury stock 21,200 common shares, at cost                   (1,146,864)      (1,146,864)
     Notes receivable from shareholders                               (624,834)            -
                                                                 ---------------   --------------
               Net shareholders' equity                              1,002,764        1,806,185

Commitments (notes 3, 7 and 10)
                                                                 ---------------   --------------

               Total liabilities and shareholders' equity     $      3,401,340        4,451,731
                                                                 ===============   ==============

See accompanying notes to financial statements.


                               OPTIMUM GROUP, INC.

                             Statements of Earnings

                  Years ended December 31, 1997, 1996 and 1995




                                                                       1997              1996            1995
                                                                  --------------   ---------------  --------------

Net sales (note 9)                                              $    10,507,763       11,002,259       10,511,052
Direct expenses                                                       6,896,884        6,433,227        6,585,037
                                                                  --------------   ---------------  --------------
               Gross profit                                           3,610,879        4,569,032        3,926,015

Selling, general and administrative expenses (note 8)                 2,060,736        2,059,955        2,195,608
                                                                  --------------   ---------------  --------------
               Operating income                                       1,550,143        2,509,077        1,730,407
                                                                  --------------   ---------------  --------------

Other income (expense):
     Interest expense                                                   (50,544)         (43,196)         (57,464)
     Interest income                                                     15,515           17,274           32,672
     Other, net                                                           3,164           (7,923)          13,280
                                                                  --------------   ---------------  --------------
               Other income (expense), net                              (31,865)         (33,845)         (11,512)
                                                                  --------------   ---------------  --------------
               Earnings before income taxes                           1,518,278        2,475,232        1,718,895

Income taxes (note 6)                                                    46,398           36,800           65,520
                                                                  --------------   ---------------  --------------

               Net earnings                                     $     1,471,880        2,438,432        1,653,375
                                                                  ==============   ===============  ==============




See accompanying notes to financial statements.




                               OPTIMUM GROUP, INC.

                       Statements of Shareholders' Equity

                  Years ended December 31, 1997, 1996 and 1995




                                                                                                    Notes
                                                        Additional                                Receivable         Total
                                               Common    paid-in       Retained      Treasury        from         Shareholders'
                                               stock     capital       earnings       stock       Shareholders       equity
                                             ---------   --------    -----------    -----------   ------------   --------------
                                             ---------   --------    -----------    -----------   ------------   --------------

Balances, December 31, 1994              $      35,814      -         1,510,920        (36,464)         -           1,510,270
Issuance of common stock                       238,725      -             -               -             -             238,725
Purchases of treasury stock                      -          -             -         (2,210,400)         -          (2,210,400)
Sale of treasury stock                           -          -             -          1,100,000          -           1,100,000
Net earnings                                     -          -         1,653,375           -             -           1,653,375
Distributions to shareholders (note 5)           -          -        (1,483,279)          -             -          (1,483,279)
                                             ---------   --------    -----------    -----------   ------------   --------------
Balances, December 31, 1995                    274,539      -         1,681,016     (1,146,864)         -             808,691
Net earnings                                     -          -         2,438,432           -             -           2,438,432
Distributions to shareholders (note 5)           -          -        (1,440,938)          -             -          (1,440,938)
                                             ---------   --------    -----------    -----------   ------------   --------------
Balances, December 31, 1996                    274,539      -         2,678,510     (1,146,864)         -           1,806,185
Contributed capital (note 5)                     -        624,834         -               -             -             624,834
Notes receivable from shareholders               -          -             -               -         (624,834)        (624,834)
 (note 5)
Net earnings                                     -          -         1,471,880           -             -           1,471,880
Distributions to shareholders (note 5)           -          -        (2,275,301)          -             -          (2,275,301)

                                              --------   --------    -----------    -----------   ------------   --------------
Balances, December 31, 1997              $     274,539    624,834     1,875,089     (1,146,864)     (624,834)       1,002,764
                                              ========   ========    ===========    ===========   ============   ==============


See accompanying notes to financial statements.



                               OPTIMUM GROUP, INC.

                            Statements of Cash Flows

                  Years ended December 31, 1997, 1996 and 1995



                                                                              1997             1996             1995
                                                                         ---------------   --------------  ---------------
Cash flows from operating activities:
     Net earnings                                                      $    1,471,880          2,438,432       1,653,375
     Adjustments to reconcile net earnings to cash
        provided by operating activities:
           Depreciation and amortization                                      172,888            187,343         208,850
           Changes in assets and liabilities:
               Accounts receivable                                           (293,885)          (527,141)        (33,197)
               Costs and estimated earnings in excess
                  of billings on uncompleted contracts                        741,641            145,190         (65,429)
               Prepaid expenses                                                 -                  8,460          21,575
               Other assets                                                       445              1,375         (10,771)
               Accounts payable                                               225,347            164,774        (497,348)
               Accrued expenses                                              (108,575)           101,964         (87,882)
               Billings in excess of costs and estimated
                  earnings on uncompleted contracts                          (103,530)            25,038         (85,864)
                                                                         ---------------   --------------  ---------------
                     Net cash provided by operating activities              2,106,211          2,545,435       1,103,309
                                                                         ---------------   --------------  ---------------

Cash flows from investing activities - capital expenditures                  (266,120)          (121,739)       (153,317)
                                                                         ---------------   --------------  ---------------

Cash flows from financing activities:
     Proceeds from issuance of long-term debt                                  21,495            170,795       1,100,000
     Principal payments on long-term debt                                    (281,707)          (334,832)       (260,408)
     Distributions to shareholders                                         (2,275,301)        (1,440,938)     (1,483,279)
     Purchase of treasury stock                                                 -                   -         (2,210,400)
     Proceeds from sale of treasury stock                                       -                   -          1,100,000
                                                                         ---------------   --------------  ---------------
                     Net cash used by financing activities                 (2,535,513)        (1,604,975)     (1,754,087)
                                                                         ---------------   --------------  ---------------
                     Net increase (decrease) in cash                         (695,422)           818,721        (804,095)
Cash and cash equivalents, beginning of the year                            1,552,433            733,712       1,537,807
                                                                         ---------------   --------------  ---------------

Cash and cash equivalents, end of the year                             $      857,011          1,552,433         733,712
                                                                         ===============   ==============  ===============

Supplemental disclosures of cash flow information Cash paid during the year for:

        Interest                                                       $       50,544             43,196          57,464
                                                                         ===============   ==============  ===============

        Income taxes                                                   $       75,993             14,905          52,820
                                                                         ===============   ==============  ===============

See accompanying notes to financial statements.


                               OPTIMUM GROUP, INC.

                          Notes to Financial Statements

                        December 31, 1997, 1996 and 1995



(1)    Organization and Nature of Business

       Optimum Group (the Company) is a marketing and visual communication solutions provider which designs, develops, and coordinates sales, marketing and promotional programs primarily for consumer product client companies. The Company assists its clients in realizing product recognition and sales by providing promotional programs at both national and local levels, which are created to address identified trade, sales and consumer needs.

(2)    Summary of Significant Accounting Policies

       (a)    Revenue Recognition

              The Company accounts for contracts on the percentage-of-completion method, and income is recognized as work on the contracts progresses. Estimated losses on contracts in progress are charged to operations immediately. Billings in excess of the percentage complete are deferred and recognized when earned.

       (b)    Cash and Cash Equivalents

              Cash equivalents consist of investments in money market funds.

       (c)    Property and Equipment

              Property and equipment are stated at cost.  Depreciation is calculated using the 200% double declining balance method over the following estimated useful lives:

                                                           Years
                                                          -------

                          Leasehold improvements           7 - 39
                          Furniture and fixtures           5 - 7
                          Equipment                        3 - 7

       (d)    Income Taxes

              The Company has elected to be an S Corporation under the related provisions of the Internal Revenue Code. Accordingly, no provision for Federal and state income taxes has been made in the accompanying financial statements. The tax liability for these jurisdictions is that of the shareholders and not of the Company. However, the Company is taxed on its earnings by certain local taxing authorities.



                                                                     (Continued)

                               OPTIMUM GROUP, INC.

(2)    Summary of Significant Accounting Policies, Continued

       (e)    Use of Estimates

              Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 (3)   Leases

       The Company has several noncancelable operating leases, primarily for property, that expire in the next thirteen years. Rental expense for operating leases during 1997, 1996 and 1995 was $161,300, $137,800, and $127,800, respectively.

       Future minimum lease payments under noncancelable operating leases as of December 31, 1997 are:

                                                 Operating
         Year ending December 31,                  Leases
                                               --------------

         1998                               $       150,303
         1999                                       148,103
         2000                                       148,103
         2001                                       146,961
         2002                                       140,580
         Thereafter                               1,124,640
                                               ==============
                                            $     1,858,690
                                               ==============














                                                                     (Continued)

                               OPTIMUM GROUP, INC.

(4)    Long-term Debt

       Long-term debt as of December 31 is summarized as follows::

                                                                        1997            1996
                                                                    -------------   -------------
         Term note payable to financing institution in
              monthly installments of $11,458, plus interest
              at 2.70% plus the 30-day Commercial Paper
              Rate (as defined in the loan agreement) on
              the unpaid balance of the installment due
              for that year; secured by all business assets       $      802,083         939,583

         Note payable to bank in monthly installments of
              $6,214, including interest at 8.90%; secured by
              all business assets                                        104,341         166,576

         Non-interest bearing, unsecured note payable to
              former partner in weekly installments of $1,064
              including imputed interest at 8.50%                        128,453         166,179

         Note payable to bank in monthly installments of
              $4,203, including interest at 8.00%; secured by            132,645         170,795
              equipment being financed

         Note payable to bank in monthly installments of $976,
              including interest at 8.5%; secured by equipment
              being financed                                              16,463            -

         Other                                                             -               1,064
                                                                    -------------   -------------
                           Total long-term debt                        1,183,985       1,444,197
         Less current installments                                       296,946         275,721
                                                                    -------------   -------------

                                                                  $      887,039       1,168,476
                                                                    =============   =============

       The term note with financing institution contains certain covenants which, among other things, limits distributions to shareholders as calculated by a formula incorporated into the loan agreement. In 1997, 1996, and 1995, the Company exceeded the shareholder distribution limit but has obtained a waiver from the financial institution of this covenant for all three years.

                                                                     (Continued)

                               OPTIMUM GROUP, INC.

(4)    Long-term Debt, Continued

       Future principal payments required on long-term obligations as of December 31, 1997 are:

                                    1998                $      296,947
                                    1999                       267,267
                                    2000                       230,188
                                    2001                       137,500
                                    2002                       137,500
                                    Thereafter                 114,583
                                                          =============
                                                        $    1,183,985
                                                          =============

 (5)   Shareholders' Equity

       As a result of the Company's S Corporation election, the Company has agreed to distribute cash to its shareholder each year in an amount at least equal to the tax for which the shareholder will be liable. Pursuant to this agreement, the Company declared distributions totaling $2,275,301, $1,440,938, and $1,483,279 in
              1997, 1996 and 1995, respectively.

       In 1997, certain notes receivable from shareholders of the Company for the purchase of stock were assigned to the Company as additional paid-in capital. Accordingly the total amount of the notes, which are secured by the stock being purchased, was recorded both as an increase to additional paid-in capital and a reduction from shareholders' equity in the accompanying balance sheet and statement of shareholders' equity.

 (6)   Income Taxes

       As a result of the S Corporation election, the Company is not subject to Federal and state income taxes. Local income tax expense of $46,398, $36,800, and $65,520 has been recorded in 1997, 1996 and
              1995, respectively.

 (7)   Savings Plan

       The Company sponsors a 401(k) savings plan for its employees. All employees are eligible to participate in the Plan upon completion of one-half year of service and attainment of age 21 1/2. Under provisions of the Plan, participants are permitted to contribute any percentage of their compensation, subject to certain limitations. The Company contributes a discretionary match up to 5% of the employee's compensation. During fiscal 1997, 1996 and 1995, the Company contributed $113,064 , $97,059, and $86,503, respectively.


                                                                     (Continued)

                               OPTIMUM GROUP, INC.

(8)    Related Party Transaction

       The Company leases its office building from an officer of the Company.
              Total lease payments under this agreement were $140,580, $129,930 and $127,800 for 1997, 1996 and 1995, respectively.

 (9)   Significant Customers

       During the years ended December 31, 1997 and 1996, revenues from two customers represented 28% and 11%, and 23% and 11%, respectively, of total revenues. In 1995, revenues from one customer respected 18% of total revenues.

(10)   Sale of Company

       On December 8, 1997, the shareholders of the Company signed an agreement to sell all of the Company's assets and the Optimum Group, Inc. name to Inmark Enterprises, Inc. (Inmark) for approximately $11,325,000 in cash and notes, 565,385 common shares of Inmark and the assumption of substantially all outstanding liabilities of the Company as of the closing date.

                  (b) Pro Forma Financial Information.

                  Pro forma financial information relating to the Acquisition will be filed on or before June 15, 1998 in an amendment to this Current Report on Form 8-K.

                  (c) Exhibits.

Exhibit
  No.                      Description

2.1 Asset Purchase Agreement, dated as of December 8, 1998, by and among OG Holding Corporation (formerly known as Optimum Group, Inc.), James H. Ferguson, Michael J. Halloran, Christina M. Heile, David E. Huddleston, Thomas E. Lachenman, Thomas L. Wessling, Optimum Group, Inc. (formerly known as OG Acquisition Corp.) and Inmark Enterprises, Inc.

2.2 Amendment No. 1 to Asset Purchase Agreement, dated as of March 31, 1998.

2.3 Escrow Agreement, dated as of March 31, 1998 by and among OG Holding Corporation, formerly known as Optimum Group, Inc., Electing Small Business Trust f/b/o James H. Ferguson, Electing Small Business Trust f/b/o Michael J. Halloran, Electing Small Business Trust f/b/o Christina M. Heile, Electing Small Business Trust f/b/o David E. Huddleston, Electing Small f/b/o Thomas E. Lachenman, Electing Small Business Trust f/b/o Roderick S. Taylor, Electing Small Business Trust f/b/o Thomas L. Wessling, Steven Clements, Kimberly Longshore, Terry Steding, Optimum Group, Inc., formerly known as OG Acquisition Corp., Inmark Enterprises, Inc. and Kronish, Lieb, Weiner & Hellman LLP.

99.1                       Press Release, dated March 31, 1998.

99.2 Loan Agreement, dated as of March 31, 1998, by and among PNC Bank, National Association, Inmark Enterprises, Inc., Inmark Services, Inc., and Optimum Group, Inc. (formerly OG Acquisition Corp.).

99.3 Guaranty, dated as of March 31, 1998, by Inmark Enterprises, Inc. in favor of PNC Bank, National Association.

99.4 Pledge Agreement, dated as of March 31, 1998, by Inmark Enterprises, Inc., Inmark Services, Inc. and Optimum Group, Inc. (formerly OG Acquisition Corp.) in favor of PNC Bank, National Association.

99.5 Security Agreement, dated as of March 31, 1998, by Inmark Enterprises, Inc., Inmark Services, Inc. and Optimum Group, Inc. (formerly OG Acquisition Corp.) in favor of PNC Bank, National Association.

                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  April 13, 1998


                                    INMARK ENTERPRISES, INC.
                                    ------------------------
                                    (Registrant)



                                    By: /s/ Donald A. Bernard
                                    Donald A. Bernard,
                                    Executive Vice President and
                                    Chief Financial Officer

                                  EXHIBIT INDEX
                                  -------------


Exhibit
  No.                      Description
-------                    -----------

2.1 Asset Purchase Agreement, dated as of December 8, 1998, by and among OG Holding Corporation (formerly known as Optimum Group, Inc.), James H. Ferguson, Michael J. Halloran, Christina M. Heile, David E. Huddleston, Thomas E. Lachenman, Thomas L. Wessling, Optimum Group, Inc. (formerly known as OG Acquisition Corp.) and Inmark Enterprises, Inc.

2.2 Amendment No. 1 to Asset Purchase Agreement, dated as of March 31, 1998.

2.3 Escrow Agreement, dated as of March 31, 1998 by and among OG Holding Corporation, formerly known as Optimum Group, Inc., Electing Small Business Trust f/b/o James H. Ferguson, Electing Small Business Trust f/b/o Michael J. Halloran, Electing Small Business Trust f/b/o Christina M. Heile, Electing Small Business Trust f/b/o David E. Huddleston, Electing Small f/b/o Thomas E. Lachenman, Electing Small Business Trust f/b/o Roderick S. Taylor, Electing Small Business Trust f/b/o Thomas L. Wessling, Steven Clements, Kimberly Longshore, Terry Steding, Optimum Group, Inc., formerly known as OG Acquisition Corp., Inmark Enterprises, Inc. and Kronish, Lieb, Weiner & Hellman LLP.

99.1                       Press Release, dated March 31, 1998.

99.2 Loan Agreement, dated as of March 31, 1998, by and among PNC Bank, National Association, Inmark Enterprises, Inc., Inmark Services, Inc., and Optimum Group, Inc. (formerly OG Acquisition Corp.).

99.3 Guaranty, dated as of March 31, 1998, by Inmark Enterprises, Inc. in favor of PNC Bank, National Association.

99.4 Pledge Agreement, dated as of March 31, 1998, by Inmark Enterprises, Inc., Inmark Services, Inc. and Optimum Group, Inc. (formerly OG Acquisition Corp.) in favor of PNC Bank, National Association.

99.5 Security Agreement, dated as of March 31, 1998, by Inmark Enterprises, Inc., Inmark Services, Inc. and Optimum Group, Inc. (formerly OG Acquisition Corp.) in favor of PNC Bank, National Association.